As filed with the Securities and Exchange Commission on August 2, 2004

Registration No. 333-111085

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM F-3
ON
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Waste Services, Inc.

(successor registrant of Capital Environmental Resource Inc.)

(Exact name of registrant as specified in its charter)

Delaware	4953	01-0780204
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1122 International Blvd., Suite 601

Burlington, Ontario L7L 6Z8
(905) 319-1237
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

1633 Broadway
New York, New York 10009
(212) 246-5072
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)

Copies to:

Ivan R. Cairns 1122 International Blvd., Suite 601 Burlington, Ontario L7L 6Z8 (905) 319-1237	Marc Rossell Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 (212) 848-4000

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑

      If this form is filed to register additional securities for an offering pursuant to rule 462(b) under the securities act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.     ☐

      If this form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If delivery of the prospectus is expected to be made pursuant to rule 434, please check the following box.     ☐

EXPLANATORY NOTE

      This post-effective amendment No. 1 is being filed solely for the purpose of removing from registration the common shares, no par value, of Capital Environmental Resource, Inc., or Capital Environmental, offered hereby by certain selling shareholders of Capital Environmental named herein, or collectively, the selling shareholders, that remain unsold as of July 31, 2004. Effective July 31, 2004, Capital Environmental completed a migration transaction pursuant to which its corporate structure was reorganized so that Waste Services, Inc., or Waste Services, its Delaware subsidiary, became the ultimate parent company of the Capital Environmental corporate group.

      The migration transaction occurred by way of a plan of arrangement under the Business Corporations Act (Ontario). Pursuant to the plan of arrangement, common shares of Capital Environmental, including such common shares offered hereby, were either: (1) exchanged for shares of Waste Services common stock by certain eligible holders; or (2) were converted into Capital Environmental exchangeable shares. Accordingly, Waste Services hereby removes from registration pursuant to Item 512(a)(3) of Regulation S-K all common shares of Capital Environmental that remain unsold.

      This post-effective amendment No. 1 does not contain a copy of the prospectus or Part II included in the Registration Statement as the sole purpose of this filing is to remove from registration all of the common shares offered hereby that remained unsold pursuant to the registration statement.

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SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Province of Ontario on August 2, 2004.

WASTE SERVICES, INC.

By:	*

Name: David Sutherland-Yoest
Title: Chairman and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David Sutherland-Yoest	Chairman of the Board Chief Executive Officer and Director (Principal Executive Officer)	August 2, 2004
* Ronald L. Rubin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 2, 2004
* Brian A. Goebel	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	August 2, 2004
* Gary W. DeGroote	Director	August 2, 2004
* George E. Matelich	Director	August 2, 2004
* Lucien Rémillard	Director	August 2, 2004
* Michael B. Lazar	Director	August 2, 2004

*By: /s/ RONALD L.RUBIN Attorney-in-fact		August 2, 2004

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